SECURITY INTEREST AGREEMENT

                            Security interest in Securities
                            -------------------------------

       DATED this 13th of May, 1997

       BETWEEN:-

       (1) THAMESEDGE LIMITED a company incorporated in England whose registered office is at 4 Grosvenor Place, London SW1X 7DL, England (the "Leader")

       AND

       (2) HONDO OIL & GAS COMPANY a Delaware corporation whose principal office is at 10375 Richmond Avenue, Suite 900, Houston, Texas, 77042 USA (the "Debtor")

       AND

       (3) FOLIO TRUST COMPANY LIMITED a company incorporated in Jersey whose registered office is at Westaway Chambers, 39 Don Street, St. Helier, Jersey, Channel Islands ("Folio Trust")

       AND

       (4) FOLIO NOMINEES LIMITED a company incorporated in the British Virgin Islands whose administrative office is at Westaway Chambers, 39 Don Street, St. Helier, Jersey, Channel Islands ("Folio Nominees")

       WHEREAS:

       (A) The Lender has agreed to continue to make available to the Debtor certain credit and loan facilities made under the Obligations (as hereinafter defined);

       (B) The Debtor has therefore agreed to furnish the Lender with security for the Obligations from time to time owed by the Debtor to the Lender;

       (C) Folio Trust and Folio Nominees (collectively referred to as the "Nominees") hold on trust as nominees for the benefit of the Debtor shares in a company known as Hondo Magdalena Oil & Gas Limited, a company registered in Jersey, Channel Islands ("Hondo");

       IT IS HEREBY AGREED AS FOLLOWS:

       Grant of security interest and assignment

       l. As a continuing security for the payment on demand to the Lender of:

            (i) the monies and liabilities payable under the credit and loan facilities described in the First Schedule;

            (ii) any other indebtedness or liabilities whatsoever of the Debtor on any account or accounts; and



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           (iii) all other costs, charges, legal or other expenses (incurred by the Lender in respect of the facilities detailed in the First Schedule) on a full and unqualified indemnity basis;

       (collectively the "Obligations"):

            (a) the Debtor as beneficial owner HEREBY ASSIGNS to the Lender beneficial title to the stocks, shares, bonds and other securities identified in the Second Schedule together with all and any property and rights arising and/or deriving therefrom or in any way granted in respect thereof and any securities substituted therefor or added thereto (the "Collateral") and agrees that the Lender shall have a security interest in the same; and

            (b) the Nominees, contracting to this Security Interest Agreement as Trustees of the Collateral, and not otherwise, as legal owners do HEREBY AGREE that from the date hereof they hold the Collateral on behalf of and for the benefit of the Lender under the terms of this Security Interest Agreement.

       Warranty and undertaking

       2. The Debtor and the Nominees hereby jointly and severally warrant, undertake and agree that:

            (a) the Lender is and shall continue to be solely and beneficially entitled to all rights in relation to the Collateral (subject to the terms hereof); and

            (b) the Debtor and the Nominees shall not take or omit to take any action which will or might impair the value of the Collateral or create or permit to exist any mortgage or charge upon and shall procure that no lien, encumbrance or right of set-off or other equities whatsoever shall in any case or in any manner arise or affect the Collateral, either in priority to, or pari passu with the Lender's rights hereunder;

            (c) the Debtor and the Nominees shall not procure the issue of further shares in Hondo without the prior permission of the Lender in writing and any such permission shall be without prejudice to, or waiver of, the Lender's rights pursuant to this Security Interest Agreement.

       Restriction on the Collateral

       3. The Debtor agrees (without prejudice to the security interests and other rights of the Lender pursuant to this Security Interest Agreement) that dealings with the Collateral are conditional upon the Lender having received discharge in full of the Obligations and until such discharge the Debtor shall not be entitled to deal with the Collateral PROVIDED THAT the Lender may in its absolute discretion permit the Debtor to deal with the Collateral subject to such conditions as the Lender shall from time to time specify and any such permission shall be without prejudice to, or waiver of, the Lender's rights pursuant to this Security Interest Agreement.





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       Set-off and Lien

       4. In addition and without prejudice to any other rights of the Lender pursuant to this Security Interest Agreement, in the event that payment of the Obligations is not made when due the Lender shall have the benefit of any lien over securities. The Lender shall be entitled (as well before as after demand) to combine or consolidate all monies now or hereafter standing to the Debtor's credit with the Lender on any account and in any currency and to set off the Debtor's liability under the Obligations against any credit balance in any account whatever in the name of the Debtor (whether sole or joint with any other person or persons) with the Lender or any subsidiary of the Lender.

       The Collateral; voting, calls and other matters

       5. (a) The Debtor shall promptly pay or procure that the Nominees promptly pay all calls and all other monies the Debtor or the Nominees are lawfully required to pay (or would have lawfully been required to pay had the Debtor not assigned beneficial title to the Collateral to the Lender pursuant hereto) and in the event of default the Lender may make such payment in which event such sums paid shall be secured under this Security Interest Agreement and payable on demand together with interest at the then prevailing lending interest rate (as determined by the Lender) compounded at such rests as the Lender shall determine until actual payment by the Debtor.

            (b) Provided that no Event of Default has occurred the Debtor may continue to instruct the Nominees as to how they should exercise all voting and other rights and powers attached to the Collateral.

            (c) The Lender is not under any obligation to take any step or action in respect of any right of the Debtor in connection with the Collateral, including without limitation any obligation to pay any call or instalment or present any investment coupon, bond or stock called for repayment or redemption and shall have no liability for having taken or abstained from taking any such step or action.

       Further assurance and agency

       6. (a) The Debtor and the Nominees undertake without delay or impediment to execute and sign from time to time all transfers, powers of attorney and other documents required by the Lender to perfect its title to the Collateral or to vest the Collateral in a purchaser from, or trustee or nominee of, the Lender and the Debtor and the Nominees hereby appoint the Lender (or any person nominated by the Lender) the agent of the Debtor and the Nominees at any time after demand hereunder to give effectual discharge for, or otherwise howsoever to deal with, the Collateral including (without limitation) to sign, seal and deliver any transfer, give and perfect any assurance, deed, notice, request or do any act, in connection with the Lender's rights under this Security Interest Agreement.

            (b)  In accordance with Article 5(2)(a) of the Powers of Attorney


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                 (Jersey) Law, 1995 (the "Powers of Attorney Law"), for the
                 purpose of facilitating the exercise of the powers of the Lender under the Law and of the powers given pursuant to this Security Interest Agreement, the Debtor and the Nominees hereby irrevocably jointly and severally appoint the Lender as the Debtor and the Nominees' attorney (with full power of substitution in accordance with Article 8 of the Powers of Attorney Law) for the Debtor and the Nominees and in the name and on behalf of the Debtor and the Nominees to sign, execute, seal, deliver, acknowledge, tile, register and perfect any and all such assurances, documents, instruments, agreements, certificates and consent whatsoever and to do any and all such acts and things whatsoever which the Debtor and the Nominees might or could do in relation to the Collateral or in relation to any matters dealt with in this Security Interest Agreement and which the Lender may deem to be necessary or advisable in order to give full effect to the purposes of this Security Interest Agreement. Without limitation, this power of attorney extends to anything referred to in clause 6(a) hereof and to any sale or other disposal by the Lender of the Collateral pursuant to this Security Interest Agreement. The Debtor and the Nominees hereby covenant with the Lender to ratify and confirm any lawful exercise or purported exercise of this power of attorney.

       Events of Default

       7. The occurrence of any of the following shall be an event of default (each an "Event of Default") namely:

            (a) any breach of any of the terms of any of the Obligations or of this Security Interest Agreement;

            (b) failure to pay on demand any money or liability hereby secured; or

            (c)  the Debtor: (in relation to any law or jurisdiction)

                 (i) being unable to pay debts when due or being otherwise insolvent; resolving or taking any step or procedure, preparatory to ceasing trading or stopping or suspending payments; being subject to any Order in respect of bankruptcy, winding-up, desastre, administration, receivership, reconstruction, compromise with creditors, execution of judgment, sequestration or attachment of assets; or

                 (ii) doing or omitting to do anything as a result of which the
                      Debtor is or is liable to be struck off the Register of Companies (or its equivalent) in its place of incorporation.

       Enforcement

       8. Upon the occurrence of an Event of Default and provided that the Lender has served on the Debtor and the Nominees a notice in accordance with the Law, specifying the particular Event of Default complained of and the Debtor has failed to remedy such Event of Default (if capable of remedy) within 14 days following receipt of


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            such notice, the Lender shall be entitled without notice or further demand to:

            (a)  (i)  exercise and be entitled to any and all rights of an owner in relation to the Collateral;

                 (ii) collect, receive or compromise and give a good discharge for any and all monies and claims for monies due and to become due for the time being under or in the Collateral;

                 and otherwise put into force and effect all rights, powers and remedies available to it, at law or otherwise; and

            (b) exercise the power of sale over the Collateral or any of it without further process and without the necessity for any application in respect thereof by the Lender to the Royal Court and the power of sale may be exercised in such manner and for such consideration as the Lender sees fit (and for consideration payable by instalments with or without security if the Lender decides and by way of sale to itself or its nominees or associates at the discretion of the Lender) and the Lender shall not be liable for any loss caused by application of the proceeds of sale in accordance with the Law.

       Other arrangements

       9. The Lender may increase, extend or otherwise amend any facility given to the Debtor, give time to release or make other arrangements with the Debtor (or if the Debtor is more than one person any one or more of them) or any surety, in each case without prejudicing any rights or interests pursuant to this Security Interest Agreement and the rights of the Lender pursuant to this Security Interest Agreement shall not be affected by:

            (a)  the making or absence of any demand;

            (b) the absence, or any defective exercise of the Debtor's borrowing powers;

            (c) the death, insolvency or disability of the Debtor or where the Debtor is more than one person, any one or more of them; or

            (d)  any change in the constitution of the Debtor.

       10. The rights of the Lender under this Security Interest Agreement are in addition to and are not to prejudice or be prejudiced by any guarantee or any other security which the Lender may now or hereafter hold for the Obligations nor are they to prejudice any other rights of lien or set-off the Lender may have.

       11. The Lender may assign or otherwise transfer the benefit of this Security Interest Agreement.

       Conditional Discharge and Retention of Security

       12. (a) Any settlement, discharge or release between the Debtor and the Lender shall be conditional on no security given or payment made to the Lender by the Debtor or any other person


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                 being avoided or reduced by virtue of any enactment relating to insolvency for the time being in force. The Lender shall be entitled (subject to any limit in the total amount recoverable hereunder) to recover the value or amount of any such security or payment from the Debtor subsequently as if such settlement, discharge or release had not occurred.

            (b) The Lender may retain any security held by it for the Debtor's liability under the Obligations for the relevant period after repayment of all sums due to the Lender from the Debtor. If within the relevant period after such repayment a representation shall be presented for an order for the winding-up or bankruptcy order, the Lender may continue to retain such security or any part of it for such further period as the Lender shall determine in its discretion. In this clause, the "relevant period" means the relevant statutory period, extended by one month, within which any payment or security made to or held by the Lender may be avoided or invalidated under any applicable - relating to insolvency.

       Currency

       13. On any set-off, appropriation or exercise of a power of sale under this Security Interest Agreement, the Lender may from time to time convert the proceeds of sale of, or any other monies received in relation to the Collateral, into the currency or currency of the Obligations or any of them and such a conversion shall be at the then prevailing spot or forward rate of exchange (as conclusively determined by the Lender) for the purchase of the other currency with the existing currency.

       Interpretation

       14.  (a)  In this Security Interest Agreement:

                 (i) the "Law" means the Security Interests (Jersey) Law, 1983 as amended from time to time;

                 (ii) the expression the "Debtor" shall include personal
                      representatives and successors and the Debtor shall be the "debtor" for the purposes of the Law;

                (iii) the expression the "Lender" shall include its successors and assigns and the Lender shall be the "secured party" for the purposes of the Law;

                 (iv) the expression the "Obligations" shall include all monies payable and all indebtedness or liability of the Debtor whether actual or contingent, whether alone or jointly with another, and whether as principal or surety and the words "monies", "liabilities" and "indebtedness" shall be construed accordingly; and

                 (v)  the singular shall include the plural;

            (b) The headings used herein are for description only and shall not affect the construction of any provision of this Security Interest Agreement.



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            (c)  In the event of invalidity or unenforceability of any provision hereunder that part shall be severed from the remainder and shall not prejudice the validity or enforceability of the remainder.

            (d) Where this Security Interest Agreement is executed by more than one person, the obligations and liabilities of each of them shall be joint and several and every agreement and undertaking on their part shall he construed accordingly.

            (e) This Security Interest Agreement and any variation thereof shall be deemed to constitute a separate security agreement for each and every one of the securities subject hereto and no defect in respect of any one of such securities shall affect the validity of this Security Interest Agreement in relation to the other such securities or any of them.

       Law, Jurisdiction and Notices

       15. (a) The parties hereto agree that this Security Interest Agreement shall in all respects be governed by and construed in accordance with the law of the Island of Jersey, and the parties hereto hereby agree to submit to the non-exclusive jurisdiction of the Courts of Jersey.

            (b) Any notice or demand to be given or made pursuant to this Security Interest Agreement or the Law shall be given or made when delivered to any party to this Security Interest Agreement, or posted to any party to this Security Interest Agreement at that party's last known address, or sent by fax to any fax number recorded for that party and shall be deemed to have been received immediately upon delivery, or 48 hours after posting, or immediately after completion of facsimile transmission.


                                       SCHEDULES

                                    FIRST SCHEDULE
                                    --------------

                                    The Obligations

       1. Note Purchase Agreement dated 28th November, 1988, between Pauley Petroleum Inc. and Thamesedge Limited ("Thamesedge"), as amended (the "Thamesedge Note Purchase Agreement") and a Note dated 30th November, 1988, for US$75,000,000.00 (seventy-five million United States dollars) from Pauley Petroleum Inc. to Thamesedge Limited (the "Thamesedge Note") excepting therefrom US$13,500,000.00 (thirteen million five hundred thousand United States dollars) of the principal balance which is subject to an option to convert such an amount into shares in the common stock of the Debtor;

       2. Letter agreements dated 28th November, 1988, and 18th December, 1992, referring to and amending the Thamesedge Note Purchase Agreement and the Thamesedge Note;

       3. Net Profits Share Agreement dated 18th December, 1992, by and among Hondo Oil & Gas Company("Hondo"), Lonrho Plc ("Lonrho") and


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            Thamesedge (the "Net Profits Share Agreement");

       4. Amended and Restated Letter Agreement dated 20th December, 1991, between Hondo and Lonrho (the "Lonrho Loan Agreement") and Notes dated 1st September, 1991, for US$10,000,000.00 (ten million United States dollars), dated 1st November, 1991 for US$9,000,000.00 (nine million United States dollars) and dated 20th December, 1991, for US$13,000,000.00 (thirteen million United States dollars) (the "Lonrho Notes");

       5. Letter Agreement dated 18th December, 1992 between Hondo and Lonrho referring to and amending the Lonrho Loan Agreement and the Lonrho Notes;

       6. Note dated 30th April, 1993, for US$3,000,000.00 (three million United States dollars) from Via Verde Development Company ("Via Verde") to Lonrho (the "Via Verde Note"), secured by a deed of trust recorded as Instrument No. 93-840817 in the Real Property Records of Los Angeles County, California (the "Via Verde Mortgage"), guaranteed by Hondo in a Guaranty dated 30th April, 1993, (the "Honda Guaranty") and subject to a Letter Agreement dated 30th April, 1993;

       7. Note dated 25th June, 1993, for US$4,000,000.00 (four million United States dollars) from Hondo to Lonrho (the "Valley Gateway Note") secured by a deed of trust dated 30th August, 1993, granted by Hondo and Newhall Refining Co., Inc., ("Newhall") recorded as Instrument No. 93-2006475 in the Real Property Records of Los Angeles County, California (the "Valley Gateway Mortgage");

       8. Letter Agreement dated 17th December, 1993, between Hondo, Via Verde, Newhall, Lonrho and Thamesedge, restructuring the aforementioned indebtedness and amending the Thamesedge Note, the Lonrho Notes, the Via Verde Note and the Valley Gateway Note;

       9. Letter Agreement dated 10th November, 1994, between Hondo, Via Verde. Newhall. Lonrho and Thamesedge, restructuring the aforementioned restructured indebtedness and amending the amended Thamesedge Note, the amended Lonrho Notes, the amended Via Verde Note and the amended Valley Gateway Note; and creating a new US$5,000,000.00 (five million United States dollars) loan facility and a Note therefor dated 31st October, 1994 (the "Facility Note");

       10. Letter Agreement dated 22nd December, 1995, between Hondo, Via Verde, Newhall, Lonrho and Thamesedge, restructuring the aforementioned restructured indebtedness, and amending the amended Thamesedge Note, the amended Lonrho Notes, the amended Via Verde Note and the amended Valley Gateway Note;

       11. Revolving Credit Agreement dated 28th June, 1996, between Hondo and Thamesedge and Promissory Note for US$13,500,000.00 (thirteen million five hundred thousand United States dollars) from Hondo to Thamesedge (the "Revolving Credit Note"):

       12. The Thamesedge Note as amended, the Lonrho Notes as amended, the Via Verde Notes as amended, the Valley Gateway Note as amended, the Facility Note as amended, and the Revolving Credit Note as amended, are collectively referred to hereafter as the "Indebtedness";



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       13.  Assignment dated 29th March, 1996, between Lonrho and Thamesedge under which Lonrho assigned all or its interests in the Indebtedness to Thamesedge; and

       14. Letter Agreement dated the 13th December, 1996, between Hondo, Via Verde, Newhall and Thamesedge amending the dates of repayment of the Indebtedness and pledging, as security for the Indebtedness, all of the shares of Hondo Magdalena Oil & Gas Limited.


                                    SECOND SCHEDULE
                                    ---------------

                                    The Collateral

            12 shares in the share capital of Hondo Magdalena Oil & Gas Limited, whose registered office is at P.O. Box 1471, Westaway Chambers, 39 Don Street, St. Helier, Jersey, Channel Islands, JE4 8UA, which are held by the Nominees on trust for the Debtor.



       IN WITNESS whereof the parties hereto have hereunto set their hands and seals the day and year first above written.

       The Common Seal of
       THAMESEDGE LIMITED
       was hereunto affixed in the presence of:-

       /s/ R.E. Whitten
       Director

       /s/ J. Hughes
       Secretary


       Signed by:

       /s/ John J. Hoey
       duly authorised
       for and on behalf of
       HONDO OIL & GAS COMPANY


       The Common Seal of
       FOLIO TRUST COMPANY LIMITED
       was hereunto affixed in the presence of:-

       /s/ Robert David Johnson
       Director

       /s/ Peter Anthony Barnes
       Director


       The Common Seal of
       FOLIO NOMINEES LIMITED
       was hereunto affixed in the presence of:



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       /s/ Robert David Johnson
       Director

       /s/ Peter Anthony Barnes
       Director
























































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